Exhibit 23.1

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-204008) and Registration Statements on Form S-8 (No. 333-208130, 333-200442, 333-184865, 333-177954, 333-163100, 333-155389, 333-138249, 333-119636, 333-52592 and 333-40577) of Aehr Test Systems of our report dated August 29, 2016 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

E. Palo Alto, California
August 29, 2016